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                                                                   EXHIBIT 10.29



                   SERIES C PREFERRED STOCK PURCHASE AGREEMENT


         This Series C Preferred Stock Purchase Agreement (this "Agreement") is made and entered into as of July __, 1999 by and among Chaparral Network Storage, Inc. (formerly Chaparral Technologies Inc.), a Delaware corporation (the "Company"), and________________ , a_____________ ("Purchaser").

                                   WITNESSETH:

         WHEREAS, the Company desires to sell to Purchaser, and Purchaser desires to purchase from the Company, shares of the Company's Series C Preferred Stock on the terms and conditions set forth in this Agreement; and

         WHEREAS, the Company is in the process of preparing the following documents to be executed by the Company and Purchaser as applicable: Series C Preferred Stock Purchase Agreement, and the Second Amended Investors' Rights Agreement attached hereto as Exhibit C (the "Investors' Rights Agreement").

         WHEREAS, the Company has filed an Amended and Restated Certificate of Incorporation (the "Restated Certificate") to reflect, inter alia, the relative rights of the stockholders;

         NOW, THEREFORE, the parties hereby agree as follows:

         1. AGREEMENT TO PURCHASE AND SELL STOCK.

            1.1 Authorization. As of the Closing (as defined below) the Company will have authorized the issuance, pursuant to the terms and conditions of this Agreement, of 5,000,000 shares of the Company's Series C Preferred Stock, par value $0.001 per share (the "Series C Stock") having the rights, preferences, privileges and restrictions set forth in the Amended and Restated Certificate of Incorporation of the Company, a copy of which is attached as Exhibit A.

            1.2 Agreement to Purchase and Sell. Subject to the terms and conditions hereof, the Company agrees to sell to Purchaser at the Closing, and Purchaser agrees to purchase from the Company at the Closing, an aggregate of _________ shares of Series C Stock at a price of $_________, or $____ per share. The shares of Series C Stock purchased and sold pursuant to this Agreement (hereinafter the "Purchased Shares") and the shares of Common Stock issuable upon conversion of the Purchased Shares will be collectively hereinafter referred to as the "Conversion Shares".

         2. CLOSING. The purchase and sale of the Purchased Shares will take place at the offices of Chaparral Network Storage, Inc., 1951 South Fordham Street, Longmont, CO 80503 on July __, 1999, respectively, or at such other time and place as the Company and Purchaser



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mutually agree upon (which time and place are referred to in this Agreement as the "Closing"). At the Closing, the Company will deliver to Purchaser a certificate or certificates representing the number of Purchased Shares that Purchaser has agreed to purchase hereunder against delivery to the Company by Purchaser of the full purchase price of such Purchased Shares, paid by (a) a check payable to the Company's order, (b) wire transfer of funds to the Company,
(c) a full recourse promissory note, (d) cancellation of indebtedness of the Company to Purchaser, or (e) any combination of the foregoing.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Purchaser that, except as set forth in the Schedule of Exceptions ("Schedule of Exceptions") which will be provided to Purchaser upon its completion and will at that time be attached to this Agreement as Exhibit B (which Schedule of Exceptions shall be deemed to be representations and warranties to Purchaser by the Company under this Section 3), the statements in the following paragraphs of this Section 3 are all true and correct:

            3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and the Second Amended Investors' Rights Agreement substantially in the form attached hereto as Exhibit C (the "Investors' Rights Agreement"), to issue and sell the Shares and the Conversion Shares and to carry out the provisions of this Agreement, and the Restated Certificate and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing in each jurisdiction in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

            3.2 Capitalization. Immediately prior to the Closing the capitalization of the Company will consist of the following:

                (a) Preferred Stock. A total of 29,140,200 authorized shares of preferred stock, $0.001 par value per share (the "Preferred Stock"), consisting of 18,600,000 shares designated as Series A Preferred Stock ("Series A Stock"), 18,599,372 of which will be issued and outstanding upon closing, 5,540,200 shares designated as Series B Preferred Stock ("Series B Stock"), 5,540,200 of which have been issued and is outstanding and 5,000,000 shares designated as Series C Preferred Stock ("Series C Stock"), of which no shares are issued and outstanding. The rights, preferences and privileges of the Series A Stock, Series B Stock and Series C Stock will be as stated in the Restated Certificate and as provided by law.

                (b) Common Stock. A total of 52,000,000 authorized shares of common stock, $0.001 par value per share (the "Common Stock"), of which 16,245,000 shares are issued and outstanding.

                (c) Options, Warrants, Reserved Shares. Except for: (i) the conversion privileges of the Series A Stock, Series B Stock and Series C Stock,
(ii) the rights of first refusal




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provided in section 3.1 of the Second Amended Restated Investors' Rights
Agreement, (iii) the 19,665,000 shares of Common Stock reserved for issuance under the Company's 1998 Stock Option Plan under which there are 5,086,346 shares of Common Stock subject to outstanding options and (iv) warrants to purchase 638,801 shares of Common Stock; there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Company's capital stock. Apart from the exceptions noted in this Section 3.2(c), and except for the Company's right of first refusal and repurchase rights under the Investors' Rights Agreement, no shares of the Company's outstanding capital stock, or stock issuable upon exercise or exchange of any outstanding options, warrants or rights, or other stock issuable by the Company, are subject to any rights of first refusal or other rights to purchase such stock (whether in favor of the Company or any other person), pursuant to any agreement or commitment of the Company.

                (d) Outstanding Security Holders. Attached to this Agreement as Exhibit D is a complete list of all outstanding stockholders, option holders, warrant holders, convertible note holders and other security holders of the Company as of immediately prior to the Closing.

            3.3 Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity.

            3.4 Due Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under the Investors' Rights Agreement, the authorization, issuance, reservation for issuance and delivery of all of the Purchased Shares being sold under this Agreement and the Conversion Shares following the Closing is duly authorized and valid. This Agreement constitutes, along with the Investors' Rights Agreement, when executed, valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors' rights generally and (b) the effect of rules of law governing the availability of equitable remedies.

            3.5 Valid Issuance of Stock.

                (a) The Purchased Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration provided for herein, will be duly and validly issued, fully paid and nonassessable. The Conversion Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Certificate, will be duly and validly issued, fully paid and nonassessable.

                (b) Based in part on the representations made by Purchaser in
Section 4 hereof, the Purchased Shares and (assuming no change in applicable law and no unlawful distribution of Purchased Shares by Purchaser or other parties) the Conversion Shares




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will be issued in full compliance with the registration and prospectus delivery requirements of the U.S. Securities Act of 1933, as amended (the "1933 Act") or in compliance with applicable exemptions therefrom, and the registration and qualification requirements under the applicable state securities laws.

                (c) The outstanding shares of the capital stock of the Company are duly and validly issued, fully paid and nonassessable, and such shares of such capital stock, and all outstanding options, warrants, convertible notes and other securities of the Company, have been issued in full compliance with the registration and prospectus delivery requirements of the 1933 Act or in compliance with applicable exemptions therefrom, the registration and qualification requirements of all applicable securities laws of states of the United States and all other provisions of applicable securities laws of states of the United States, including, without limitation, anti-fraud provisions.

            3.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, the Investors' Rights Agreement, or any applicable state securities law filing requirements.

            3.7 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation ("Action") pending or, to the best of the Company's knowledge, currently threatened against the Company, its activities, properties or assets or, to the best of the Company's knowledge, against any officer, director or employee of the Company in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of, the Company. To the best of the Company's knowledge, there is no factual or legal basis for any such Action that might result, individually or in the aggregate, in any material adverse change in the business, properties, assets, financial condition, affairs or prospects of the Company. By way of example but not by way of limitation, there are no Actions pending or, to the best of the Company's knowledge, threatened (or any basis therefor known to the Company) relating to the prior employment of any of the Company's employees or consultants, their use in connection with the Company's business of any information, technology or techniques allegedly proprietary to any of their former employers, clients or other parties, or their obligations under any agreements with prior employers, clients or other parties. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality and there is no Action by the Company currently pending or which the Company intends to initiate.

            3.8 Employee Inventions and Proprietary Rights Assignment Agreement. Each employee, officer, consultant and contractor of the Company has entered into and executed an Employee Inventions and Proprietary Rights Assignment Agreement in the form attached to this Agreement as Exhibit E or an employment or consulting agreement containing substantially similar terms.

            3.9 Status of Proprietary Assets.




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                (a) Ownership. The Company has full title and ownership of, or has license to, all patents, patent applications, trademarks, service marks, trade names, copyrights, moral rights, mask works, trade secrets, confidential and proprietary information, compositions of matter, formulas, designs, proprietary rights, know-how and processes (all of the foregoing collectively hereinafter referred to as the "Proprietary Assets") necessary to enable it to carry on its business as now conducted and as presently proposed to be conducted, without any conflict with or infringement of the rights of others. No third party has any ownership right, title, interest, claim in or lien on any of the Company's Proprietary Assets and the Company has taken, and in the future the Company will use its best efforts to take, all steps reasonably necessary to preserve its legal rights in, and the secrecy of all its Proprietary Assets, except those for which disclosure is required for legitimate business or legal reasons.

                (b) Licenses; Other Agreements. The Company has not granted and there are no outstanding licenses or agreements nor any options of any kind relating to any Proprietary Asset of the Company. The Company is not bound by a party to any option, license or agreement of any kind with respect to any of its Proprietary Assets. The Company is not obligated to pay any royalties or other payments to third parties with respect to the marketing, sale, distribution, manufacture, license or use of any Proprietary Asset or any other property or rights.

                (c) No Infringement. To the best of the Company's knowledge, the Company has not violated or infringed, and is not currently violating or infringing, nor received any communications alleging that the Company (or any of its employees or consultants) has violated or infringed or, by conducting its business as proposed, would violate or infringe, any Proprietary Asset of any other person or entity.

                (d) No Employee Breach. The Company is not aware that any employee or consultant of the Company is obligated under any agreement (including licenses, covenants or commitments of any nature) or subject to any judgment, decree or order of any court or administrative agency, or any other restriction that would interfere with the use of his or her best efforts to carry out his or her duties for the Company, promote the interests of the Company, or conflicts with the Company's business as proposed to be conducted. The carrying on of the Company's business by the employees and contractors of the Company and the conduct of the Company's business as presently proposed, will not, to the best of the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees or contractors or the Company is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any employees of the Company (or persons the Company currently intends to hire) made prior to their employment by the Company. At no time during the conception of or reduction of any of the Company's Proprietary Assets to practice was any developer, inventor or other contributor to such patents operating under any grants from any governmental entity or agency or private source, performing research sponsored by any governmental entity or agency or private source or subject to any employment agreement or




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invention assignment or nondisclosure agreement or other obligation with any third party that could adversely affect the Company's rights in such Proprietary Assets.

            3.10 Compliance with Law and Charter Documents. The Company is not in violation or default of any provisions of its Certificate of Incorporation or Bylaws except for any violations that individually and in the aggregate would have no material adverse impact on the Company's business, the Company is in compliance with all applicable statutes, laws, regulations and executive orders of the United States of America and all states, foreign countries or other governmental bodies and agencies having jurisdiction over the Company's business or properties. The Company has not received any notice of any violation of such statutes, laws, regulations or orders, which has not been remedied prior to the date hereof. The execution, delivery and performance of this Agreement and the Investors' Rights Agreement, when entered into, and the consummation of the transactions contemplated hereby or thereby, will not result in any such violation or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, either a default under the Company's Certificate of Incorporation or Bylaws, or any agreement or contract of the Company, or, to the best of the Company's knowledge, a violation of any statutes, laws, regulations or orders, or an event which results in the creation of any lien, charge or encumbrance upon any asset of the Company.

            3.11 Material Agreements.

                (a) List of Material Agreements. Attached to this Agreement as Exhibit F is a complete list of all agreements, contracts, leases, licenses, instruments and commitments (oral or written) to which the Company is a party or is bound that, individually or in the aggregate, are material to the business, properties, financial condition, results of operation, affairs or prospects of the Company ("Material Agreements"); provided that, for purposes of this Section 3.11, agreements under which the only remaining obligation of the Company is to make a payment of money in the amount of fifty thousand dollars ($50,000) or less will be deemed to be not material to its business, properties, financial condition or results of operations if the failure to make such payment will not result in the loss by the Company of any rights that are material to the conduct of its business.

                (b) No Breach. The Company has not breached, nor does the Company have any knowledge of any claim or threat that the Company has breached, any term or condition of (i) any Material Agreement set forth in Exhibit F, or
(ii) any other agreement, contract, lease, license, instrument or commitment that, individually or in the aggregate, would have a material adverse effect on the business, properties, financial condition, results of operations or affairs or prospects of the Company. Each Material Agreement set forth in Exhibit F is in full force and effect, is enforceable against each of the parties thereto, and, to the Company's knowledge, no other party to such Material Agreement is in default thereunder. The Company is not a party to any agreement that restricts its ability to market or sell any of its products (whether by territorial restriction or otherwise).

            3.12 Registration Rights. Except as will be provided in the Investors' Rights Agreement, the Company has not granted or agreed to grant to any person or entity any rights




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(including piggyback registration rights) to have any securities of the Company registered with the United States Securities and Exchange Commission ("SEC") or any other governmental authority.

            3.13 Certificate of Incorporation/Bylaws. The Certificate of Incorporation and the Bylaws of the Company are in the form provided to Purchaser.

            3.14 Title to Property and Assets. The Company owns its properties and assets free and clear of all mortgages, deeds of trust, liens, encumbrances, security interests and claims except for statutory liens for the payment of current taxes that are not yet delinquent and liens, encumbrances and security interests which arise in the ordinary course of business and which do not affect material properties and assets of the Company. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of the Company's knowledge, the Company holds valid leasehold interests in such assets free of any liens, encumbrances, security interests or claims of any party other than the lessors of such property and assets.

            3.15 Material Liabilities. The Company has no material liabilities and knows of no material contingent liabilities not disclosed in the Latest Balance Sheet, except current liabilities incurred in the ordinary course of business subsequent to the Statement Date which have not been, either in any individual case or in the aggregate, materially adverse. The Company's audited balance sheet as of March 31, 1999, audited statements of operations and cash flows for the period ended March 31, 1999, unaudited balance sheet as of May 31, 1999 (the "Latest Balance Sheet"), unaudited statements of operations and cash flow for the period ended May 31, 1999 (the "Statement Date") delivered to the Purchasers in connection with the investment contemplated hereby (copies of which are attached hereto as Exhibit G) (the "Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except, with respect to the unaudited financial statements, for the exclusion of footnotes and normal year end adjustments) and fairly present in all material respects the financial position and the results of operations of the Company for the respective periods covered thereby.

            3.16 ERISA Plans. The Company does not have any Employee Pension Benefit Plan as defined in Section 3 of the amended Employee Retirement Income Security Act of 1974.

            3.17 Insurance. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

            3.18 Labor Agreements and Actions. The Company is not bound by or subject to any contract, commitment or arrangement with any labor union, and to the Company's best knowledge, no labor union has requested, sought or attempted to represent any employees, representatives or agents of the Company. There is no strike or other labor dispute pending nor threatened in writing involving the Company, nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or



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employee intends to terminate their employment with the Company, nor does the
Company have any present intention to terminate the employment of any of its officers or employees.

            3.19 Environmental Matters. The Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

            3.20 Real Property Holding Corporation Status. Since its inception, the Company has not been a "United States real property holding corporation", as defined in Section 897(c)(2) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), and in Section 1.897-2(b) of the Treasury Regulations issued thereunder (the "Regulations"), and the Company has filed with the Internal Revenue Service all statements, if any, with its United States income tax returns which are required under Section 1.897-2(h) of the Regulations.

            3.21 Interested Party Transactions. To the Company's knowledge, no officer or director of the Company or any "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the 1933 Act) of any such person has had, either directly or indirectly, a material interest in: (a) any person or entity which purchases from or sells, licenses or furnishes to the Company any goods, property, technology, intellectual or other property rights or services; or (b) any contract or agreement to which the Company is a party or by which it may be bound or affected.

            3.22 Stock Restriction Agreements. Each person who, pursuant to any benefit, bonus or incentive plan of the Company, holds any currently outstanding shares of Common Stock or other securities of the Company or any option, warrant or right to acquire such shares or other securities, has entered into or is otherwise bound by, an agreement granting the Company (a) the right to repurchase the shares for the original purchase price, or to cancel the option, warrant or right, in the event the holder's employment or services with the Company terminate for any reason, subject to release of such repurchase or cancellation right on terms and conditions specified by the Board of Directors of the Company, and (b) a right of first refusal with respect to all such shares. All currently outstanding shares of Common Stock have been sold and issued for a cash purchase price of not less than $.001 per share.

            3.23 Disclosure. This Agreement, and the Exhibits hereto (when read together) do not contain any untrue statement of a material fact and do not omit to state a material fact necessary to make the statements therein or herein not misleading.

            3.24 Tax Considerations. The Company has timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and to the Company's knowledge all other taxes due and payable by the Company have been paid or will be paid prior to the time they become delinquent. The Company has not been advised (i) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (ii) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately




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provided for. The Company has not elected pursuant to the Code to be treated as an "S" corporation or a collapsible corporation pursuant to Section 341(f) or
Section 1362(a) of the Code, nor has it made any other elections pursuant to the Code (other than elections which relate solely to matters of accounting, depreciation or amortization) which would have a material affect on the Company, its financial condition, its business as presently conducted or presently proposed to be conducted or any of its properties or material assets.

            3.25 Qualified Small Business Stock. As of the Closing: (a) the Company will be an eligible corporation as defined in Section 1202(e)(4) of the Code, (b) the Company will not have made any purchases of its own stock during the one-year period preceding the Closing having an aggregate value exceeding 5% of the aggregate value of all its stock as of the beginning of such period, and
(c) the Company's aggregate gross assets, as defined by Code Section 1202(d)(2), at no time between the Company's inception and through the Closing have exceeded or will exceed $50 million, taking into account the assets of any corporations required to be aggregated with the Company in accordance with Code Section 1202(d)(3).

            3.26 Section 83(b) Elections. To the best of the Company's knowledge, all Purchasers who have purchased unvested shares of the Company's Common Stock have timely filed elections under Section 83(b) of the Code and any analogous provisions of applicable state tax laws.

         4. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF PURCHASER. Purchaser hereby represents and warrants to, and agrees with, the Company that:

            4.1 Authorization. This Agreement constitutes Purchaser's valid and legally binding obligation, enforceable in accordance with its terms except as may be limited by (a) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (b) the effect of rules of law governing the availability of equitable remedies. Purchaser represents that he has full power and authority to enter into this Agreement, and the Investors' Rights Agreement.

            4.2 Purchase for Own Account. The Purchased Shares to be purchased by Purchaser hereunder will be acquired for investment for Purchaser's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the 1933 Act, and Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.

            4.3 Disclosure of Information. Purchaser has received or has had full access to all the information he considers necessary or appropriate to make an informed investment decision with respect to the Purchased Shares to be purchased by Purchaser under this Agreement. Purchaser further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Purchased Shares and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished




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to Purchaser or to which Purchaser had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Section 3.

            4.4 Investment Experience. Purchaser understands that the purchase of the Purchased Shares involves substantial risk. Purchaser: (a) has experience as an investor in securities of companies in the development stage and acknowledges that it is able to fend for himself, can bear the economic risk of its investment in the Purchased Shares and has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of this investment in the Purchased Shares and protecting its own interests in connection with this investment and/or (b) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables it to be aware of the character, business acumen and financial circumstances of such persons.

            4.5 Accredited Investor Status. Purchaser is an "accredited investor" within the meaning of Regulation D promulgated under the 1933 Act.

            4.6 Restricted Securities. Purchaser understands that the Purchased Shares are characterized as "restricted securities" under the 1933 Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, Purchaser represents that he is familiar with Rule 144 of the SEC, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act. Purchaser understands that the Company is under no obligation to register any of the securities sold hereunder except as will be provided in the Investors' Rights Agreement. Purchaser understands that no public market now exists or is likely to exist for any of the Purchased Shares and that it is uncertain whether a public market will ever exist for the Conversion Shares.

            4.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, Purchaser further agrees not to make any disposition of all or any portion of the Purchased Shares or the Conversion Shares unless and until:

                (a) There is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                (b) (i) Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) Purchaser shall have furnished the Company, at the expense of Purchaser or his transferee, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the 1933 Act.

         Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be required: (i) for any transfer of any Purchased Shares or




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Conversion Shares in compliance with SEC Rule 144 or Rule 144A except in unusual circumstances; or (ii) for any transfer of any Purchased Shares or Conversion Shares by Purchaser to (A) a partner of Purchaser, or (B) the estate of any such partner, or (iii) for the transfer by gift to any trust for any of the foregoing or for the benefit of any family member of Purchaser, or (iv) to any entity controlled by Purchaser or any member of Purchaser; provided that in each of the foregoing cases the transferee agrees in writing to be subject to the terms of this Section 4 (other than Section 4.5) to the same extent as if the transferee were Purchaser hereunder.

            4.8 Legends. It is understood that the certificates evidencing the Purchased Shares and the Conversion Shares will bear the legends set forth below:

                (a) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                (b) Any legend required by the laws of the State of Delaware or any other state, including a legend substantially in the form of the following:

            THE SHARES EVIDENCED BY THIS CERTIFICATE: (1) ARE CONVERTIBLE INTO SHARES OF COMMON STOCK OF THE COMPANY AT THE OPTION OF THE HOLDER AT ANY TIME PRIOR TO AUTOMATIC CONVERSION THEREOF; AND (2) AUTOMATICALLY CONVERT INTO COMMON STOCK OF THE COMPANY IN THE EVENT OF A PUBLIC OFFERING MEETING CERTAIN REQUIREMENTS OR UPON CERTAIN CONSENTS OF THE HOLDERS OF THE COMPANY'S PREFERRED STOCK; ALL PURSUANT TO AND UPON THE TERMS AND CONDITIONS SPECIFIED IN THE COMPANY'S CERTIFICATE OF INCORPORATION. A COPY OF SUCH CERTIFICATE OF INCORPORATION MAY BE OBTAINED, WITHOUT CHARGE, AT THE COMPANY'S PRINCIPAL OFFICE.

The legend set forth in (a) above shall be removed by the Company from any certificate evidencing Purchased Shares or Conversion Shares upon delivery to the Company of an opinion by counsel, reasonably satisfactory to the Company, that a registration statement under the 1933

Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Purchased Shares or Conversion Shares. The Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

         5. MISCELLANEOUS.

            5.1 Survival of Warranties. The representations, warranties and covenants of the Company and Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any of Purchaser, his counsel or the Company, as the case may be.

            5.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

            5.3 Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of Colorado as applied to agreements among Colorado residents entered into and to be performed entirely within Colorado, without reference to principles of conflict of laws or choice of laws.

            5.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            5.5 Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

            5.6 Notices. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon four business days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed in the case of Purchaser, ________________ or, in the case of the Company, to 1951 South Fordham Street, Longmont, CO 80503, Attention:
Chief Executive Officer, or at such other address as any party or the Company may designate by giving ten (10) days advance written notice to all other parties.

            5.7 No Finder's Fees. Each party represents that it neither is nor will be obligated for any finder's or broker's fee or commission in connection with this transaction. Purchaser agrees to indemnify and to hold harmless the Company for any liability for any commission or compensation in the nature of a finders' or brokers' fee (and any asserted liability) for which Purchaser or any of his partners, employees, or representatives is responsible. The

Company agrees to indemnify and hold harmless Purchaser from any liability for any commission or compensation in the nature of a finder's or broker's fee (and any asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

            5.8 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Investors' Rights Agreement or the Restated Certificate, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

            5.9 Costs, Expenses. Each of the parties to this Agreement shall be responsible for its own fees and expenses in connection with the preparation, execution and delivery of this Agreement, the issuance of the Purchased Shares and the other transactions contemplated hereby.

            5.10 Amendments and Waivers. This Agreement for the Purchase of Series C Preferred Stock may be amended or modified only upon the written consent of the Company and the Purchaser. The obligations of the Company and the rights of the Purchaser and the Conversion Shares under this Agreement may be waived only with the written consent of the Purchaser.

            5.11 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

            5.12 Entire Agreement. This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

            5.13 Further Assurances. From and after the date of this Agreement, upon the request of Purchaser or the Company, the Company and Purchaser shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Series C Preferred Stock Purchase Agreement as of the date first above written.



CHAPARRAL NETWORK STORAGE, INC.,
a Delaware corporation



by:
   ----------------------------                      ---------------------------
Gary L. Allison, Chairman & CEO                      (Purchaser)

[CHAPPARAL LOGO]


THE SECURITIES TO WHICH THIS AGREEMENT RELATES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD PURSUANT TO RULE 701, REGULATION D, OR OTHER APPLICABLE EXEMPTIONS UNDER THE SECURITIES ACT. THESE SECURITIES MAY NOT BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.



                   SERIES C PREFERRED STOCK PURCHASE AGREEMENT
                         CHAPARRAL NETWORK STORAGE, INC.

                           (SERIES C PREFERRED STOCK)

Ladies and Gentlemen:

     The undersigned, (purchaser) (the "Purchaser"), hereby irrevocably subscribes for and agrees to purchase (number of shares) shares of Series C Preferred Stock, $.001 par value (the "Preferred Stock") of Chaparral Network Storage, Inc., a Delaware corporation (the "Company"), at a purchase price of (purchase price) or $(price per share) per share (the "Purchase Price").

     The Purchaser's subscription pursuant to this agreement constitutes a binding subscription for and offer to purchase the amount of Preferred Stock referred to herein at the aggregate price referred to herein.

     1. DELIVERY AND PAYMENT. The Company will deliver to Purchaser a certificate or certificates representing the number of shares of Preferred Stock that Purchaser has agreed to purchase hereunder against delivery to the Company by Purchaser of the Purchase Price, paid by (a) check payable to the Company's order, (b) wire transfer of funds to the Company, (c) cancellation of indebtedness of the Company to Purchaser or (d) any combination of the foregoing. Purchaser also agrees to deliver to the
     Company:

     (a)  one completed and duly signed copy of this Purchase Agreement;

     (b) one completed and duly signed copy of the Investors' Rights Agreement, as amended;
     and

     (c) all other documentation as may be required by applicable securities laws.

     2. CLOSING. Delivery of a certificate for the Preferred Stock will be completed, against payment of the purchase price as set out above, upon delivery to the Company of the signed agreement and Investor Questionnaire (the "Closing Date").

     3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER. The Purchaser makes the following representations, warranties, acknowledgments and covenants to and for the benefit of the Company:

     (a) the Purchaser acknowledges and understands that the Preferred Stock has not been registered under the Securities Act or any other applicable securities laws, that the Company has


Subscription Agreement (Pub. 1/18/00)   CONFIDENTIAL                 Page 1 of 6
     no obligation to register the Preferred Stock under the Securities Act or any other applicable securities laws, and that the Preferred Stock may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws or pursuant to an exemption therefrom and in each case in compliance with the conditions for transfer set in Section 3(o);

     (b) the Purchaser is purchasing the Preferred Stock as a principal for the Purchaser's own account and not for the benefit of any other person;

     (c) the Purchaser is a resident of the jurisdiction included in its address on the signature page of this agreement;

     (d) the Purchaser has attained the age of majority and is legally competent to execute this agreement and to take all actions pursuant hereto;

     (e) the Purchaser will execute and deliver all documentation as may be required by all applicable securities laws to permit the purchase of the Preferred Stock hereunder on the terms as set forth herein;

     (f) the Purchaser is purchasing the Preferred Stock for investment only and not with a view to resale or distribution;

     (g) the Purchaser has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of this investment;

     (h) the Purchaser's decision to enter into this agreement and to purchase Preferred Stock pursuant hereto has not been based upon any oral or written representation as to fact or otherwise by the Company or any other person other than as set forth herein, and the Purchaser has not received and is not relying on any document; the Purchaser has had access to any financial and other information concerning the Company and the Preferred Stock as it has deemed necessary in connection with its decision to purchase the Preferred Stock, including an opportunity to ask questions of and request information of the Company;

     (i) the Purchaser acknowledges and understands that there is no public market for the Preferred Stock and there is no certainty that such a market will ever develop;

     (j) the Purchaser recognizes that the Company has a history of financial losses and that an investment in the Company involves substantial risks, and the Purchaser has taken full cognizance of and understands all of the risk factors related to the purchase of the Preferred Stock; the Purchaser acknowledges and understands that no governmental agency has made any finding or determination as to the fairness of this offering for investment, nor any recommendation or endorsement of the Preferred Stock;

     (k) the Purchaser has carefully considered and has, to the extent the Purchaser believes such discussion necessary, discussed with the Purchaser's professional legal, tax and financial advisors the suitability of an investment in the Company for the Purchaser's particular tax and financial situation and the Purchaser has determined that the Preferred Stock is a suitable investment for the Purchaser; the Purchaser understands and acknowledges that there can be no assurance as to the tax results of an investment in the Preferred Stock;

     (l) the Purchaser shall indemnify and hold harmless the Company or any of its officers, employees, registered representatives, directors, control persons or agents who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of or arising from any actual or alleged misrepresentation or misstatement of facts or omission to represent or state



Subscription Agreement (Pub. 1/18/00)   CONFIDENTIAL                 Page 2 of 6
     facts made by the Purchaser to the Company concerning itself or its financial position in connection with the offering or sale of the Preferred Stock that is not remedied by timely notice to the Company, against losses, liabilities and expenses for which the Company or any of its officers, employees, registered representatives, directors, control persons or agents have not otherwise been reimbursed (including attorneys fees, judgments, fines and amounts paid in settlement) as actually and reasonably incurred by such person or entity in connection with such action, suit or proceeding;

     (m) the Purchaser understands and acknowledges that upon issuance thereof, and until such time as the same is no longer required under applicable securities laws, the Preferred Stock will bear a legend in the form attached hereto as Exhibit A;

     (n) the Purchaser acknowledges that it has not purchased the Preferred Stock as a result of any general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act), including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

     (o) the Purchaser acknowledges that it will not offer, sell or otherwise transfer the Preferred Stock, directly or indirectly, unless:

          (i) the sale is made pursuant to the exemption from the registration requirements under the Securities Act provided by Rule 144 thereunder, if available, and in accordance with any applicable U.S. state securities or `blue sky' laws;

          (ii) the Preferred Stock is sold in a transaction that does not require registration under the Securities Act or any applicable U.S. state laws and regulations governing the offer and sale of securities; or

          (iii) the sale is made outside of the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the Securities Act and in compliance with applicable local laws and regulations.

     In each such case, the Purchaser agrees to furnish to the Company, prior to such sale, an opinion of counsel reasonably satisfactory to the Company with respect to the matters set forth above; and

     (p) the Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act; the undersigned has previously completed the Investor Questionnaire attached hereto as Exhibit B and the information set forth therein remains true and accurate in all material respects.

     Purchaser acknowledges that the foregoing representations, warranties and covenants are made by Purchaser with the intent that they may be relied upon in determining Purchaser's suitability as a purchaser of Preferred Stock. Purchaser further agrees that by accepting Preferred Stock at the Closing Date, Purchaser shall be representing and warranting that the foregoing representations and warranties are true as at the Closing Date, as if they had been made by Purchaser at that time.

     5. SURVIVAL. This Purchase Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the Purchaser notwithstanding the completion of the purchase of the Preferred Stock by the Purchaser hereto and any subsequent disposition by the Purchaser of the Preferred Stock.

     6. GOVERNING LAW. This Purchase Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of Colorado, as such laws are applied by Colorado courts.


Subscription Agreement (Pub. 1/18/00)   CONFIDENTIAL                 Page 3 of 6

     7. ASSIGNMENT. This Purchase Agreement shall be binding upon the Purchaser, the Purchaser's heirs, estate, legal representatives, successors and assigns, and shall inure to the benefit of the Company and its successors and assigns. This Purchase Agreement is not transferable or assignable by the Purchaser.

     8. FACSIMILE SUBSCRIPTIONS. The Company will be entitled to rely upon delivery by facsimile machine of an executed copy of this Purchase Agreement and acceptance of the Company of such facsimile copy will be legally effective to create a valid and binding agreement between the Purchaser and the Company in accordance with the terms hereof.

     9. ENTIRE AGREEMENT. This Purchase Agreement contains the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein. This Purchase Agreement may be amended only by a writing executed by all parties hereto.

     10. DETAILS OF SUBSCRIPTION. The Purchaser subscribes for Preferred Stock as set forth below:

     NUMBER OF SHARES OF PREFERRED STOCK SUBSCRIBED FOR:

     TOTAL AMOUNT OF SUBSCRIPTION:





     NAME & ADDRESS OF PURCHASER:

                                              ---------------------------------
                                              (Street Address)

                                              ---------------------------------
                                              (City, Province and Postal Code)



DELIVERY INSTRUCTIONS: The name and address (including contact name and telephone number) of the person to whom the certificate representing the Preferred Stock is to be delivered, if other than the Purchaser:



     Name:
     Contact Name:
     Telephone No.:
     Address:


Subscription Agreement (Pub. 1/18/00)   CONFIDENTIAL                 Page 4 of 6

     IN WITNESS WHEREOF the Purchaser has executed, or caused its duly authorized representative to execute, on its own behalf, this Subscription Agreement as of the (date).





---------------------------            ----------------------------------
Signature of Purchaser                 Name of Purchaser
(if an individual)                     (if not an individual)




                                       Per:
---------------------------                ----------------------------------
Name of Purchaser                      (signature of authorized representative)
(if an individual)                     Name:
                                             --------------------------------
                                       Title:
                                             --------------------------------

                                      * * *

     This Subscription Agreement is confirmed and accepted by the Company as of the (date).

     CHAPARRAL NETWORK STORAGE, INC.



------------------------------------
Gary L. Allison, Chairman & CEO



Subscription Agreement (Pub. 1/18/00)   CONFIDENTIAL                 Page 5 of 6

                                    EXHIBIT A

                           LEGEND FOR PREFERRED STOCK



THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SHARES EVIDENCED BY THIS CERTIFICATE: (1) ARE CONVERTIBLE INTO SHARES OF COMMON STOCK OF THE COMPANY AT THE OPTION OF THE HOLDER AT ANY TIME PRIOR TO AUTOMATIC CONVERSION THEREOF; AND (2) AUTOMATICALLY CONVERT INTO COMMON STOCK OF THE COMPANY IN THE EVENT OF A PUBLIC OFFERING MEETING CERTAIN REQUIREMENTS OR UPON CERTAIN CONSENTS OF THE HOLDERS OF THE COMPANY'S PREFERRED STOCK; ALL PURSUANT TO AND UPON THE TERMS AND CONDITIONS SPECIFIED IN THE COMPANY'S CERTIFICATE OF INCORPORATION. A COPY OF SUCH CERTIFICATE OF INCORPORATION MAY BE OBTAINED, WITHOUT CHARGE, AT THE COMPANY'S PRINCIPAL OFFICE.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS IN ACCORDANCE WITH THE TERMS OF AN INVESTORS' RIGHTS AGREEMENT, AS AMENDED FROM TIME TO TIME, BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.


Subscription Agreement (Pub. 1/18/00)   CONFIDENTIAL                 Page 6 of 6